Exhibit 99.1

FactSet Research Systems Inc.
601 Merritt 7
Norwalk, Connecticut 06851
203.810.1000 / 203.810.1001 Fax

News Release

FOR IMMEDIATE RELEASE

FactSet Research Systems EPS up 14% for the Third Quarter of Fiscal 2012
•	ASV grew to $811 million, up 9%
•	Revenues rose 10% to $202 million
•	Diluted EPS grew 14% to $1.05
•	Quarterly free cash flow was $70 million, an increase of 23%

NORWALK, Conn., June 12, 2012 - FactSet Research Systems Inc. (NYSE:FDS) (NASDAQ:FDS), a leading provider of integrated financial information and analytical applications to the global investment community, today announced its results for the third quarter of fiscal 2012.

GAAP Results
For the quarter ended May 31, 2012 revenues increased to $202.3 million, up 10% compared to the prior year. Operating income for the third quarter rose to $68.5 million from $61.8 million in the same period of fiscal 2011. Net income advanced to $48.0 million compared to $43.3 million a year ago. Diluted earnings per share increased to $1.05, up from $0.92 in the same period of fiscal 2011.

Non-GAAP Results
Non-GAAP net income advanced 9% to $52.8 million and non-GAAP diluted earnings per share increased 13% to $1.15. Quarterly free cash flow was $70.2 million during the third quarter of fiscal 2012 as compared to $57.1 million a year ago.

GAAP financial measures including net income and diluted earnings per share have been adjusted to exclude stock-based compensation expense and amortization of intangible assets. A reconciliation between GAAP and non-GAAP financial measures is presented on page 8 of this press release.

Consolidated Statements of Income

(Condensed and Unaudited)	Three Months Ended May 31,			Nine Months Ended May 31,
(In thousands, except per share data)	2012	2011	Change	2012	2011	Change
Revenues	$202,311	$183,647	10.2%	$598,130	$534,571	11.9%
Operating income	68,494	61,823	10.8%	202,363	179,345	12.8%
Provision for income taxes	20,997	18,684	12.4%	63,349	49,608	27.7%
Net income	$47,980	$43,311	10.8%	$140,270	$130,166	7.8%
Diluted earnings per share	$1.05	$0.92	14.1%	$3.05	$2.75	10.9%
Diluted weighted average shares	45,736	47,154		45,971	47,418

Non-GAAP net income	$52,823	$48,248	9.5%
Non-GAAP diluted earnings per share	$1.15	$1.02	12.7%

“While the economy remains volatile, results indicate our philosophy of consistently investing for the future is paying off. Today we announced EPS growth of 14% and record free cash flow of $70 million generated in just the past three months,” says Philip Hadley, Chairman and CEO. “In addition, our third quarter results mark yet another milestone for the Company as we surpassed $200 million in quarterly revenues.”

Annual Subscription Value (“ASV”)
ASV was $811 million at May 31, 2012, up 9% over the prior year. Of this total, 80% is derived from buy-side clients and the remainder is from the sell-side firms who perform M&A advisory work and equity research. ASV advanced $8 million during the third quarter. Over the past three months, users increased by 1,100 to 48,400, primarily from additions at sell-side firms. ASV at any given point in time represents the forward-looking revenues for the next 12 months from all services currently being supplied to clients.

Financial Highlights –Third Quarter of Fiscal 2012
•	ASV from U.S. operations was $549 million and $262 million was related to international operations.
•	U.S. revenues were $138.2 million, up 10% from the year ago quarter.
•	Non-U.S. revenues also rose 11% to $64.1 million as compared to the same period in fiscal 2011.
•	Operating margins were 33.9% for the quarter, up from 33.7% a year ago.
•	Free cash flow generated over the last twelve months was $222 million, up 25% compared to the same period a year ago. Quarterly free cash flow was $70.2 million, up from $57.1 million a year ago.
•	Cash and investments were $242 million at May 31, 2012.
•	Accounts receivable decreased $1.0 million over the last twelve months while ASV is up $70 million over the same period, reflecting an improvement in DSO from 33 to 30 days.
•	The effective tax rate was 30.4% as compared to 30.1% a year ago.
•	The U.S. Federal R&D tax credit expired on December 31, 2011. The expiration increased the annual effective tax rate by 1.3% and reduced third quarter diluted EPS by $0.02.

Operational Highlights – Third Quarter of Fiscal 2012
•	Client count was 2,335 at May 31, a net increase of 11 clients during the quarter.
•	Annual client retention was greater than 95% of ASV, consistent with last year. As a percentage of clients, the annual retention rate remained at 92% at May 31, consistent with the year ago quarter.
•	Employee count was 5,455 at May 31, up 14% from last year.
•	Capital expenditures were $6.2 million.
•	The regular quarterly dividend increased 15% from $0.27 to $0.31 per share, beginning with the Company’s dividend payment on June 19, 2012.
•
On May 8, 2012, the Board of Directors approved a $200 million expansion to the existing share repurchase program. The Company repurchased 276,000 shares for $27.3 million during the third quarter. At May 31, 2012, $256 million remains authorized for future repurchases.

•	Common shares outstanding were 44.8 million at May 31, 2012.
•	The Wall Street Journal released its results of the annual Best on the Street Analysts Survey on May 10, 2012, which marked FactSet’s fourth consecutive year as the data provider.
•
On June 4, 2012, FactSet announced the integration of bank loan data from Markit to enhance its Fixed Income Portfolio Analysis service. Under the agreement, FactSet will carry Markit's terms and conditions data on bank loans as well as loan market performance data from both of Markit's iBoxx USD Leveraged Loan's Indexes.

•	FactSet held its U.S. and European symposiums during the third quarter of fiscal 2012, with over 320 industry professionals in attendance from around the world, including 270 FactSet clients.

Business Outlook
The following forward-looking statements reflect FactSet’s expectations as of June 12, 2012. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. The Company does not intend to update its forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

Fourth Quarter Fiscal 2012 Expectations
•	Revenues are expected to range between $204 million and $208 million.
•	Operating margin is expected to range between 33.5% and 34.0%.
•	The effective tax rate is expected to range between 31.0% and 32.0%.
•	GAAP diluted EPS should range between $1.06 and $1.08.
•	Non-GAAP diluted EPS should range between $1.15 and $1.17.
•	Both GAAP diluted EPS and non-GAAP diluted EPS include a $0.02 reduction to reflect the expiration of the U.S. Federal R&D tax credit on December 31, 2011.

Conference Call
The Company will host a conference call today, June 12, 2012, at 11:00 a.m. (EDT) to review the third quarter fiscal 2012 earnings release. To listen, please visit the investor relations section of the Company’s website at www.factset.com.

Forward-looking Statements
This news release contains forward-looking statements based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the Company's strategy for growth, product development, market position, subscriptions, expected expenditures and financial results are forward-looking statements. Forward-looking statements may be identified by words like "expected," "anticipates," "plans," "intends," "projects," "should," "indicates," "continues," "subscriptions" and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in FactSet's filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K and quarterly reports on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, the current status of the global economy; the ability to integrate newly acquired companies and businesses; the stability of global securities markets; the ability to hire qualified personnel; the maintenance of the Company's leading technological position; the impact of global market trends on the Company's revenue growth rate and future results of operations; the negotiation of contract terms with corporate vendors, data suppliers and potential landlords; the retention of key clients; the successful resolution of ongoing audits by tax authorities; the continued employment of key personnel; the absence of U.S. or foreign governmental regulation restricting international business; and the sustainability of historical levels of profitability and growth rates in cash flow generation.

About Non-GAAP Financial Measures
Financial measures in accordance with generally accepted accounting principles (“GAAP”) including net income and diluted earnings per share have been adjusted to report non-GAAP financial measures. These measures exclude stock-based compensation expense and amortization of intangible assets. FactSet uses these non-GAAP financial measures, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the businesses. The Company believes that these financial measures and the information they provide are useful to investors because it permits investors to view the Company’s performance using the same tools that management uses to gauge progress in achieving its goals. Investors may benefit from referring to these non-GAAP financial measures in assessing the Company’s performance and when planning, forecasting and analyzing future periods and may also facilitate comparisons to its historical performance. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see page 8 of this release.

About Non-GAAP Free Cash Flow
The GAAP financial measure, cash flows provided by operating activities, has been adjusted to report non-GAAP free cash flow that includes the cash cost for taxes and changes in working capital, less capital expenditures. Included in the just completed third quarter was $76.4 million of net cash provided by operations and $6.2 million of capital expenditures. The presentation of free cash flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. FactSet uses this financial measure, both in presenting its results to stockholders and the investment community, and in the Company’s internal evaluation and management of the businesses. Management believes that this financial measure is useful to investors because it permits investors to view the Company’s performance using the same metric that management uses to gauge progress in achieving its goals and is an indication of cash flow that may be available to fund further investments in future growth initiatives.

About FactSet
FactSet Research Systems Inc. combines integrated financial information, analytical applications, and client service to enhance the workflow and productivity of the global investment community. The Company, headquartered in Norwalk, Connecticut, was formed in 1978 and now conducts operations along with its affiliates from more than 26 locations worldwide, including Boston, New York, Chicago, San Mateo, London, Amsterdam, Frankfurt, Paris, Milan, Dubai, Tokyo, Hong Kong, Hyderabad, Mumbai, Manila, and Sydney. To learn more about FactSet, visit www.factset.com and follow us on Twitter: www.twitter.com/factset.

FactSet Research Systems Inc.
Consolidated Statements of Income - Unaudited	Three Months Ended May 31,		Nine Months Ended May 31,
(In thousands, except per share data)	2012	2011	2012	2011

Revenues	$202,311	$183,647	$598,130	$534,571

Operating expenses
Cost of services	68,878	62,224	203,243	179,146
Selling, general and administrative	64,939	59,600	192,524	176,080
Total operating expenses	133,817	121,824	395,767	355,226

Operating income	68,494	61,823	202,363	179,345
Other income	483	172	1,256	429
Income before income taxes	68,977	61,995	203,619	179,774

Provision for income taxes	20,997	18,684	63,349	49,608
Net income	$47,980	$43,311	$140,270	$130,166

Diluted earnings per common share	$1.05	$0.92	$3.05	$2.75

Diluted weighted average common shares	45,736	47,154	45,971	47,418

FactSet Research Systems Inc.
Consolidated Statements of Financial Condition - Unaudited
	May 31,	August 31,
(In thousands)	2012	2011

ASSETS
Cash and cash equivalents	$228,530	$181,685
Investments	13,566	-
Accounts receivable, net of reserves	66,568	75,004
Prepaid taxes	2,792	-
Deferred taxes	3,803	4,008
Prepaid expenses and other current assets	13,436	12,473
Total current assets	328,695	273,170
Property, equipment, and leasehold improvements, net	77,173	81,620
Goodwill	221,757	228,265
Intangible assets, net	38,298	46,310
Deferred taxes	22,344	20,166
Other assets	6,252	7,909
TOTAL ASSETS	$694,519	$657,440

LIABILITIES
Accounts payable and accrued expenses	$28,416	$24,603
Accrued compensation	33,980	41,536
Deferred fees	29,901	28,252
Taxes payable	-	2,867
Dividends payable	13,893	12,165
Total current liabilities	106,190	109,423
Deferred taxes	2,536	3,712
Taxes payable	5,249	7,204
Deferred rent and other non-current liabilities	20,158	21,913
TOTAL LIABILITIES	$134,133	$142,252

STOCKHOLDERS’ EQUITY
Common stock	$455	$614
Additional paid-in capital	125,723	432,538
Treasury stock, at cost	(60,559)	(824,382)
Retained earnings	524,903	912,078
Accumulated other comprehensive loss	(30,136)	(5,660)
TOTAL STOCKHOLDERS’ EQUITY	560,386	515,188
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$694,519	$657,440

FactSet Research Systems Inc.
Consolidated Statements of Cash Flows - Unaudited

(In thousands)	Nine Months Ended May 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$140,270	$130,166
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	25,046	27,950
Stock-based compensation expense	17,074	15,352
Deferred income taxes	(3,149)	(483)
Gain on sale of assets	(1)	(3)
Tax benefits from share-based payment arrangements	(10,441)	(17,073)
Changes in assets and liabilities
Accounts receivable, net of reserves	8,331	(7,844)
Accounts payable and accrued expenses	939	(1,511)
Accrued compensation	(6,587)	(17,179)
Deferred fees	1,680	4,987
Taxes payable, net of prepaid taxes	3,093	8,919
Prepaid expenses and other assets	439	(5,150)
Deferred rent and other non-current liabilities	(1,180)	(166)
Other working capital accounts, net	(618)	(969)
Net cash provided by operating activities	174,896	136,996

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of investments	(15,000)	-
Purchases of property, equipment and leasehold improvements, net of proceeds from dispositions	(16,863)	(22,806)
Net cash used in investing activities	(31,863)	(22,806)
CASH FLOWS FROM FINANCING ACTIVITIES
Dividend payments	(36,183)	(31,655)
Repurchase of common stock	(87,112)	(132,951)
Proceeds from employee stock plans	27,476	37,936
Tax benefits from share-based payment arrangements	10,441	17,073
Net cash used in financing activities	(85,378)	(109,597)

Effect of exchange rate changes on cash and cash equivalents	(10,810)	8,334

Net increase in cash and cash equivalents	46,845	12,927

Cash and cash equivalents at beginning of period	181,685	195,741
Cash and cash equivalents at end of period	$228,530	$208,668

Reconciliation of Non-GAAP Financial Measures
Financial measures in accordance with GAAP including net income and diluted earnings per share have been adjusted in this earnings release to report non-GAAP financial measures. FactSet uses these non-GAAP financial measures, both in presenting its results to stockholders and the investment community, and in its internal evaluation and Company believes that these financial measures and the information they provide are useful to investors because it permits investors to view the Company’s performance using the same tools that management uses to gauge progress in achieving its goals. Non-GAAP measures may also facilitate comparisons to FactSet’s historical performance.
(Unaudited)	Three Months Ended May 31,
(In thousands, except per share data)	2012	2011	Change

GAAP Net income	$47,980	$43,311
Stock-based compensation, net of tax (a)	3,584	3,475
Amortization of intangible assets from acquisitions, net of tax (a)	1,259	1,462
Non-GAAP net income	$52,823	$48,248	9.5%

GAAP Diluted earnings per common share	$1.05	$0.92
Stock-based compensation, net of tax	0.08	0.07
Amortization of intangible assets from acquisitions, net of tax	0.03	0.03
Non-GAAP diluted earnings per share (b)	$1.15	$1.02	12.7%

(a)
For the purposes of calculating the non-GAAP measures above, stock-based compensation expense and amortization of intangible assets are taxed at the effective tax rates. For the three months ended May 31, 2012, the effective tax rate was 30.4%. For the three months ended May 31, 2011, the effective tax rate was 30.1%.

(b)	The sum of the diluted earnings per share may not equal the totals above due to rounding.